EXHIBIT 5(a)
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June 30, 2009	DEaton@KilpatrickStockton.com
Aaron’s, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305
     Re:   Form S-8 Registration Statement
Gentlemen:
     We have acted as counsel for Aaron’s, Inc., a Georgia corporation (the “Company”), in the preparation and filing of a registration statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) relating to the registration by the Company of deferred compensation obligations of the Company up to $54,000,000 (the “Deferred Compensation Obligations”), which represent unsecured obligations to pay deferred compensation in the future in accordance with the Company’s Deferred Compensation Plan (the “Plan”).
     In connection with the preparation of the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, on the date hereof; (ii) the Plan; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended; (iv) the Amended and Restated By-laws of the Company; (v) certain resolutions of the Board of Directors of the Company; (vi) such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others as we have deemed relevant; and (vii) such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.
     The opinion set forth below is subject to the following further qualifications, assumptions and limitations:
     (a) the opinion below assumes that the creation of the Deferred Compensation Obligations and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;
     (b) the validity or enforcement of the Plan and the Deferred Compensation Obligations may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);
     (c) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Plan, the Deferred Compensation Obligations or the Shares; and
     (d) members of our firm are admitted to the bar in the State of Georgia and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Georgia, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.
     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations are valid and binding obligations of the Company, enforceable in accordance with their terms.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Act, or other rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement, including this exhibit.

Sincerely, KILPATRICK STOCKTON LLP
By:	/s/ David M. Eaton
David M. Eaton, a Partner